Exhibit 99.1

Synutra Special Committee Engages Independent Financial Advisor and Legal Counsel in connection with “Going Private” Proposal

QINGDAO, China and ROCKVILLE, Md., February 5, 2016 — Synutra International, Inc. (Nasdaq: SYUT) (“Synutra” or the “Company”), which owns subsidiaries in China that produce, distribute and sell nutritional products for infants, children and adults, today announced that the special committee of its board of directors (the “Board”), which is composed entirely of independent directors (the “Special Committee”), has retained Houlihan Lokey Capital, Inc. as the Special Committee’s independent financial advisor and Cleary Gottlieb Steen & Hamilton LLP as its U.S. legal counsel in connection with its review and evaluation of the non-binding proposal letter dated January 14, 2016, as revised on January 30, 2016, from Mr. Liang Zhang, the chairman of the Board and chief executive officer of Synutra (“Mr. Zhang”), and an affiliated entity of Mr. Zhang (together with Mr. Zhang, the “Buyer Group”), to acquire all of the outstanding common stock of the Company not already owned by the Buyer Group in a “going-private” transaction (the “Proposal”). In addition, the Company has retained Wilson Sonsini Goodrich & Rosati as its U.S. legal counsel in connection with the potential “going-private” transaction contemplated by the Proposal.

The Special Committee is evaluating and considering the Proposal. The Special Committee cautions the Company’s shareholders and others considering trading in its securities that no decision has been made by the Special Committee with respect to the Company’s response to the Proposal. There can be no assurance that any definitive offer will be made, that any agreement will be executed or that this or any other transaction will be approved or consummated. The Company does not undertake any obligation to provide any updates with respect to this or any other transaction, except as required under applicable law.

About Synutra International, Inc.

Synutra International, Inc. (Nasdaq: SYUT) is a leading infant formula company in China. It principally produces, markets and sells its products through its operating subsidiaries under the “Shengyuan” or “Synutra” name, together with other complementary brands. It focuses on selling premium infant formula products, which are supplemented by more affordable infant formulas targeting the mass market as well as other nutritional products and ingredients. It sells its products through an extensive nationwide sales and distribution network covering all provinces and provincial-level municipalities in mainland China. As of September 30, 2015, this network comprised over 770 independent distributors and over 290 independent sub-distributors who sell Synutra products in approximately 22,800 retail outlets.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on our current expectations, assumptions, estimates and projections about Synutra and its industry. All statements other than statements of historical fact in this release are forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “is/are likely to,” “may,” “plan,” “should,” “will,” “aim,” “potential,” “continue,” or other similar expressions. The forward-looking statements included in this press release relate to, among others, Synutra’s goals and strategies; its future business development, financial condition and results of operations, particularly the progress on the new drying facility project in France; the expected growth of the nutritional products and infant formula markets in China; market acceptance of Synutra’s products; the safety and quality of Synutra’s products; Synutra’s expectations regarding demand for its products; Synutra’s ability to stay abreast of market trends and technological advances; competition in the infant formula industry in China; PRC governmental policies and regulations relating to the nutritional products and infant formula industries and our ability to meet governmental requirements, and general economic and business conditions in China. These forward-looking statements involve various risks and uncertainties. Although Synutra believes that the expectations expressed in these forward-looking statements are reasonable, these expectations may turn out to be incorrect. Synutra’s actual results could be materially different from the expectations. Important risks and factors that could cause actual results to be materially different from expectations are generally set forth in Synutra’s filings with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this press release. Synutra undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events.

FOR FURTHER INFORMATION:

Synutra International, Inc.

Investor Relations Department

ir@synutra.com or 646-328-2552